Exhibit 99.1

News Release

Hilb Rogal & Hobbs Company 4951 Lake Brook Drive, Suite 500 Glen Allen, Virginia 23060	Investor Contact: Phone: Fax:	Carolyn Jones (804) 747-3108 (804) 747-6046

FOR IMMEDIATE RELEASE

October 25, 2007

HILB ROGAL & HOBBS COMPANY REPORTS RESULTS FOR 2007 THIRD QUARTER

RICHMOND, VA — Hilb Rogal & Hobbs Company (NYSE:HRH), one of the world’s largest insurance and risk management intermediaries, today reported financial results for the third quarter and nine months ended September 30, 2007.

For the 2007 third quarter, total revenues were $195.5 million, compared with $173.2 million in the 2006 third quarter, an increase of 12.9%. Commissions and fees rose 12.5% to $190.5 million for the quarter, compared with $169.4 million for the same period in 2006. The 2007 third quarter revenue growth reflected acquisitions, new business, amounts recorded under supplemental commission agreements with certain underwriters, and increased contingent commissions, offset by the effects of accelerated declines in property and casualty premium rates.

Net income for the third quarter increased 2.9% to $19.6 million, or $0.53 per share, compared with $19.1 million, or $0.53 per share, for the same 2006 period. Operating net income decreased 13.8% to $16.2 million, or $0.44 per share, compared with $18.8 million, or $0.52 per share, for the 2006 third quarter. Operating net income for the 2007 third quarter included a $6.4 million charge ($0.10 per share) related to an error and omissions claim for an act that occurred in 2001. Operating net income plus amortization decreased on a per share basis by 4.5% to $0.64 per share from $0.67 per share a year ago.

For the first nine months of 2007, total revenues rose 10.9% to $593.8 million from $535.4 million a year ago. Commissions and fees increased 10.9% to $578.6 million from $521.7 million last year, affected primarily by the same drivers that influenced the third quarter. Net income was $67.1 million, or $1.81 per share, compared with $65.6 million, or $1.81 per share, for the same period of 2006, an increase of 2.2%. Operating net income for the period was $62.3 million, or $1.68 per share, compared with $63.7 million, or $1.75 per share, a year ago, a decrease of 2.2%. In addition to the revenue factors noted above, operating net income was impacted by the aforementioned claim and 2007 first quarter dilutive effect from acquisitions. For the first nine months, operating net income plus amortization increased on a per share basis by 4.6% to $2.28 per share from $2.18 per share.

The operating margin for the 2007 third quarter decreased to 20.2% from 23.7% for the 2006 third quarter. For the nine months, the operating margin was 23.7% for 2007 compared with 25.2% for 2006. The claim referenced above influenced the 2007 third quarter and nine months operating margin by 3.2 and 1.1 percentage points, respectively.

Organic growth on core commissions and fees was (0.6)% for the 2007 third quarter and (0.4)% for the first nine months of 2007. Organic growth for each of the company’s reportable segments is included in a separate table in this release. Organic growth is defined as the change in commissions and fees before the effect of acquisitions and divestitures which closed less than one year ago.

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HILB ROGAL & HOBBS COMPANY REPORTS RESULTS FOR 2007 THIRD QUARTER – Continued

Acquisitions continue to be a key growth strategy for the company. During the quarter, the company announced four acquisitions with annualized revenues of over $85 million. Year-to-date, the company has announced 10 transactions with aggregate revenues in excess of $150 million, including the acquisition of Banc of America Corporate Insurance Agency, L.L.C. which is expected to close on October 31, 2007.

Martin L. (Mell) Vaughan, III, chairman and chief executive officer, said, “Property and casualty premium declines continued to influence the industry and our financial comparisons during the third quarter. In addition to delivering compelling risk management services and products to our clients, to build value in a soft property and casualty market, our strategy is to continue to raise sales productivity, service quality and operational efficiency, selectively add individual talent, and maintain an active and disciplined acquisition program. Despite subdued quarterly financial comparisons, which were clearly affected by the market setting, we achieved major progress in each of these strategic areas, particularly acquisitions, for which we added significantly to an already outstanding year.”

F. Michael Crowley, president, added, “During the quarter, we transformed three long-term objectives to high-priority current assignments. These aggressive initiatives are designed to significantly reduce costs and improve operational effectiveness by turning around underperforming offices; optimizing IT support, administrative operations and procurement; and refining sales leadership best practices and continuously upgrading sales talent. Progress with these three programs will help mitigate soft market conditions as well as target key tenets of our five-year strategic plan.”

Vaughan concluded, “Acquisitions expand our geographic coverage, add sales and management talent and product capabilities, and create new growth channels. Our ability to attract promising acquisitions is further validation of our operating models and market position. The largest announced acquisition in 2007—and the third largest acquisition in HRH’s history—was Banc of America Corporate Insurance Agency, a leading middle-market insurance intermediary in the northeastern United States. This organization’s employee benefit capabilities, which represent almost two-thirds of its revenues, geographic coverage, and sales and management talent represent a classic strategic fit with HRH. We are moving aggressively on all fronts to capture market opportunities, exceed clients’ expectations, and build value for our investors.”

About HRH

Hilb Rogal & Hobbs Company (HRH) is the eighth largest insurance and risk management intermediary in the United States, with over 120 offices throughout the United States and the world. HRH helps clients manage their risks in property and casualty, employee benefits, professional liability and other areas of specialized exposure. In addition, HRH offers a full range of personal and corporate financial products and services. HRH is focused on understanding our clients’ businesses, employees and risks, as well as the insurance and financial markets, so that we can develop insurance, risk management and employee benefits solutions that best fit their needs. The company’s common stock is traded on the New York Stock Exchange, symbol HRH. More information about HRH, including instructions for the quarterly conference call, may be found at www.hrh.com.

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HILB ROGAL & HOBBS COMPANY REPORTS RESULTS FOR 2007 THIRD QUARTER – Continued

Forward-Looking Statements

Forward-looking statements made during the course of our conference calls, in filings by the company with the Securities and Exchange Commission, in the company’s press releases or other public or shareholder communications, or in oral statements made with the approval of an authorized company executive officer, may include the words or phrases “would be,” “will allow,” “expects to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions and are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

While forward-looking statements are provided to assist in the understanding of the company’s anticipated future financial performance, the company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Forward-looking statements are subject to significant risks and uncertainties, many of which are beyond the company’s control. Although the company believes that the assumptions underlying its forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Actual results may differ materially from those contained in or implied by such forward-looking statements for a variety of reasons. Risk factors and uncertainties that might cause such a difference include, but are not limited to, the following: the company’s commission revenues are based on premiums set by insurers and any decreases in these premium rates could result in revenue decreases for the company; the level of contingent commissions is difficult to predict and any material decrease in the company’s collection of them is likely to have an adverse impact on operating results; the company has eliminated National Override Agreements commissions effective for business written on or after January 1, 2005, and it is uncertain whether additional contingent commissions payable to the company will offset the loss of such revenues; the company’s growth has been enhanced through acquisitions, but the company may not be able to successfully identify and attract suitable acquisition candidates and complete acquisitions; the company’s failure to integrate an acquired insurance agency efficiently may have an adverse effect on the company; the general level of economic activity can have a substantial impact on revenues that is difficult to predict; a strong economic period may not necessarily result in higher revenues; the company’s success in the future depends, in part, on the company’s ability to attract and retain quality producers; the company has international operations, particularly in the United Kingdom, which expose the company to various legal, economic and market risks including foreign currency exchange rate fluctuations; the company may be subject to increasing costs arising from errors and omissions claims against the company; the company is subject to governmental regulation which may impact operating results and/or growth; the business practices and broker compensation arrangements of the company are subject to uncertainty due to investigations by governmental authorities and related private litigation; the company is subject to a number of investigations and legal proceedings, which if determined unfavorably for the company, may adversely affect the company’s results of operations; a decline in the company’s ability to obtain new financing and/or refinance current borrowings may adversely affect the company; if the company is unable to respond in a timely and cost-effective manner to rapid technological change in the insurance intermediary industry, there may be a resulting adverse effect on business and operating results; quarterly and annual variations in the company’s commissions and fees that result from the timing of policy renewals and the net effect of new and lost business production may have unexpected impacts on the company’s results of operations; and the company’s operating results could be adversely affected if the value of intangible assets is not fully realized.

The company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements. For more details on factors that could affect expectations, see the company’s Annual Report on Form 10-K for the year ended December 31, 2006 and other reports from time to time filed with or furnished to the Securities and Exchange Commission.

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HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

COMPARATIVE FINANCIAL ANALYSIS

(In thousands, except per share data)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
REVENUES
Core commissions and fees	$186,381	$167,479	$532,841	$478,624
Contingent commissions	4,149	1,914	45,724	43,040
Investment income	4,305	3,131	10,465	7,695
Other	674	641	4,763	6,014

	195,509	173,165	593,793	535,373
OPERATING EXPENSES
Compensation and employee benefits	113,161	97,776	333,833	294,890
Other operating expenses	41,894	32,430	111,753	97,023
Depreciation	2,145	2,090	6,447	6,217
Amortization of intangibles	7,743	5,571	22,252	15,376
Interest expense	6,116	4,987	16,761	14,180
Regulatory charge and related costs[1]	(5,725)	—	(5,725)	—
Loss on extinguishment of debt[2]	72	—	72	897
Integration costs[3]	—	(243)	—	(243)

	165,406	142,611	485,393	428,340

INCOME BEFORE INCOME TAXES	30,103	30,554	108,400	107,033
Income taxes	10,477	11,486	41,340	41,412

NET INCOME	$19,626	$19,068	$67,060	$65,621

Net Income Per Share:
Basic	$0.53	$0.53	$1.84	$1.83

Assuming Dilution	$0.53	$0.53	$1.81	$1.81

Dividends Per Share	$0.130	$0.120	$0.380	$0.355

Weighted Average Shares Outstanding:
Basic	36,792	35,802	36,529	35,848

Assuming Dilution	37,251	36,280	37,014	36,331

[1]

Regulatory charge and related costs represent a reduction of the previously recorded regulatory charge. This reduction was due to new factors concerning the related legal and administrative costs, and estimated costs for related pending regulatory matters.

[2]

In 2007, the company recorded a one-time loss of $72,000 on the extinguishment of outstanding term loans under its Credit Agreement, which included various financing and professional costs previously deferred. In 2006, the company recorded a one-time loss of $897,000 on the extinguishment of its Amended and Restated Credit Agreement, which included various financing and professional costs previously deferred and certain lending fees associated with obtaining the company’s new credit facility.

[3]	Integration costs represent an accrual reduction for previously recognized one-time costs relating to lease termination costs.

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(In thousands)

	SEPTEMBER 30, 2007	DECEMBER 31, 2006
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$319,488	$254,811
Receivables (net)	301,072	307,692
Prepaid expenses and other current assets	43,609	33,869

TOTAL CURRENT ASSETS	664,169	596,372
PROPERTY & EQUIPMENT (NET)	24,660	22,178
INTANGIBLE ASSETS (NET)	932,565	785,654
OTHER ASSETS	46,542	33,943

	$1,667,936	$1,438,147

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Premiums payable to insurance companies	$432,812	$385,556
Accounts payable	34,687	22,572
Accrued expenses	49,366	70,703
Premium deposits and credits due customers	47,625	38,760
Current portion of long-term debt	15,251	9,060

TOTAL CURRENT LIABILITIES	579,741	526,651
LONG-TERM DEBT	310,578	231,957
DEFERRED INCOME TAXES	43,404	32,231
OTHER LONG-TERM LIABILITIES	44,594	43,939
SHAREHOLDERS’ EQUITY
Common Stock (outstanding 36,995 and 36,312 shares, respectively)	281,512	250,359
Retained earnings	403,155	350,084
Accumulated other comprehensive income	4,952	2,926

	689,619	603,369

	$1,667,936	$1,438,147

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

GAAP MEASURES RECONCILIATION

(In thousands, except per share data)

This news release contains references to financial measures that exclude certain charges and non-recurring items. The company believes that these adjusted financial measures provide additional measures of performance that investors can use in evaluating the company’s performance. The schedule below provides a reconciliation of these financial measures to those prepared in accordance with United States generally accepted accounting principles (GAAP).

	NET INCOME THREE MONTHS ENDED SEPTEMBER 30,		NET INCOME PER SHARE ASSUMING DILUTION THREE MONTHS ENDED SEPTEMBER 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
GAAP NET INCOME	$19,626	$19,068	$0.53	$0.53
Excluding:
Non-operating (gains)/losses and asset write-off, net of tax	788	(119)	0.02	—
Regulatory charge and related costs, net of tax	(4,253)	—	(0.11)	—
Loss on extinguishment of debt, net of tax	44	—	—	—
Integration costs, net of tax	—	(148)	—	(0.01)

OPERATING NET INCOME	16,205	18,801	0.44	0.52
Plus: Amortization of intangibles	7,743	5,571	0.20	0.15

OPERATING NET INCOME PLUS AMORTIZATION OF INTANGIBLES	$23,948	$24,372	$0.64	$0.67

	OPERATING PROFIT THREE MONTHS ENDED SEPTEMBER 30,		OPERATING REVENUE THREE MONTHS ENDED SEPTEMBER 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
GAAP NET INCOME / REVENUE	$19,626	$19,068	$195,509	$173,165
Excluding:
Non-operating (gains)/losses and asset write-off	1,117	162	67	(133)
Amortization of intangibles	7,743	5,571	—	—
Interest expense	6,116	4,987	—	—
Regulatory charge and related costs	(5,725)	—	—	—
Loss on extinguishment of debt	72	—	—	—
Integration costs	—	(243)	—	—
Income taxes	10,477	11,486	—	—

OPERATING PROFIT / REVENUE	$39,426	$41,031	$195,576	$173,032

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

GAAP MEASURES RECONCILIATION

(In thousands, except per share data)

	NET INCOME NINE MONTHS ENDED SEPTEMBER 30,		NET INCOME PER SHARE ASSUMING DILUTION NINE MONTHS ENDED SEPTEMBER 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
GAAP NET INCOME	$67,060	$65,621	$1.81	$1.81
Excluding:
Non-operating gains and asset write-off, net of tax	(573)	(2,320)	(0.02)	(0.06)
Regulatory charge and related costs, net of tax	(4,253)	—	(0.11)	—
Loss on extinguishment of debt, net of tax	44	547	—	0.01
Integration costs, net of tax	—	(148)	—	(0.01)

OPERATING NET INCOME	62,278	63,700	1.68	1.75
Plus: Amortization of intangibles	22,252	15,376	0.60	0.43

OPERATING NET INCOME PLUS AMORTIZATION OF INTANGIBLES	$84,530	$79,076	$2.28	$2.18

	OPERATING PROFIT NINE MONTHS ENDED SEPTEMBER 30,		OPERATING REVENUE NINE MONTHS ENDED SEPTEMBER 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
GAAP NET INCOME / REVENUE	$67,060	$65,621	$593,793	$535,373
Excluding:
Non-operating gains and asset write-off	(1,425)	(3,446)	(2,475)	(3,741)
Amortization of intangibles	22,252	15,376	—	—
Interest expense	16,761	14,180	—	—
Regulatory charge and related costs	(5,725)	—	—	—
Loss on extinguishment of debt	72	897	—	—
Integration costs	—	(243)	—	—
Income taxes	41,340	41,412	—	—

OPERATING PROFIT / REVENUE	$140,335	$133,797	$591,318	$531,632

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

GAAP MEASURES RECONCILIATION

(In thousands)

	GAAP REVENUE THREE MONTHS ENDED SEPTEMBER 30,		TOTAL CHANGE ($)	TOTAL GROWTH (%)	NET ADJUSTMENTS (ACQUISITIONS) / DIVESTITURES	ORGANIC GROWTH (%)
(Unaudited)	2007	2006
Core Commissions & Fees:
Domestic Retail	$157,147	$148,455	$8,692	5.9%	$(9,644)	(0.6)%
Excess & Surplus	10,229	8,333	1,896	22.8	(1,498)	4.8
International	13,836	3,763	10,073	267.7	(9,827)	6.5
Other	5,169	6,928	(1,759)	(25.4)	1,125	(9.2)

Total	$186,381	$167,479	$18,902	11.3%	$(19,844)	(0.6)%

	GAAP REVENUE NINE MONTHS ENDED SEPTEMBER 30,		TOTAL CHANGE ($)	TOTAL GROWTH (%)	NET ADJUSTMENTS (ACQUISITIONS) / DIVESTITURES	ORGANIC GROWTH (%)
(Unaudited)	2007	2006
Core Commissions & Fees:
Domestic Retail	$447,098	$420,772	$26,326	6.3%	$(28,428)	(0.5)%
Excess & Surplus	28,283	26,129	2,154	8.2	(2,768)	(2.3)
International	41,078	10,796	30,282	280.5	(29,020)	11.7
Other	16,382	20,927	(4,545)	(21.7)	4,109	(2.1)

Total	$532,841	$478,624	$54,217	11.3%	$(56,107)	(0.4)%

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